(LOGO) OPTION ONE
MORTGAGE CORPORATION

July 3, 2000

Norwest Bank Minnesota, National Association
Sixth and Marquette
Minneapolis, Minnesota 55479
Attention: Option One Series 1999-1
Inv#615

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Kimberly Wiggins Option One Mortgage Loan Trust Series 1999-1

Norwest Funding
3601 Minnesota Drive
Suite 200
Bloomington, Mn 55435
Attention: Joan Merrill

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich Connecticut 06830
Attention: General Counsel

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022
Attention: Jaqueline Waite, Risk Management

Moody's Investors Services
99 Church Street
New York, New York  10007
Attention: The Mortgage Monitoring Department

CORPORATE OFFICES * 3 ADA * IRVINE * CALIFORNIA 92618 * P.O.BOX 57038 * IRVINE CALIFORNIA 92619-7038 * PHONE 949.790.8100 * FAXLINE 949.790.8392


Standard & Poor's, a division of the McGraw Hill Companies
25 Broadway, 15th Floor
New York, New York  10004
Attention: Residential Mortgage Group


Fitch Investors Service LP
One State Street Plaza
30th Floor
New York, New York  10004
Attention: Beth Cronin


Pursuant to Section 3.20 of the Pooling and Servicing Agreement, dated and effective as of January 1, 1999, (the "Agreement") among Financial
Asset Securities Corporation, as Depositor, Option One Mortgage Corporation, as Seller and Servicer, and Norwest Bank Minnesota, National Association, as Trustee, I certify that:

1. A review of the activities of the Servicer during the fiscal year ended April 28, 2000, and of performance under the aforementioned agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement during the fiscal year ended April 28, 2000, subject to any matters noted in the servicing report provided under
   Section 3.21 of the Agreement.


William L. O'Neill
Senior Vice President\ Chief Financial Officer
Option One Mortgage Corporation